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                                                                    EXHIBIT j(1)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our reports each dated January 30, 2004 on the financial statements and financial highlights of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Basic Value Fund, AIM V.I. Blue Chip Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Core Equity Fund, AIM V.I. Dent Demographic Trends Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth Fund, AIM V.I. High Yield Fund, AIM V.I. International Equity Fund, AIM V.I. Large Cap Growth Fund, AIM V.I. Mid Cap Core Equity Fund, AIM V.I. Money Market Fund, AIM V.I. New Technology Fund, AIM V.I. Premier Equity Fund, and AIM V.I. Small Cap Equity Fund, each a series of AIM Variable Insurance Funds. Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of AIM Variable Insurance Funds. We also consent to the references to our Firm in such Registration Statement.



                                              /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 9, 2004